                                                              EXECUTION COPY



                                 AMENDMENT NO. 1
                                 ---------------
                                       TO
                                       --
                     RESTATED CREDIT AND SECURITY AGREEMENT
                     --------------------------------------


              This Amendment No. 1 to Restated Credit And Security Agreement (this "Amendment No. 1"), made as of the 1st day of October, 1996, between Royal Appliance Mfg. Co. (the "Borrower"), National City Commercial Finance, Inc., as agent for the Lenders (the "Agent"), National City Bank, as Letter of Credit Bank (the "Letter of Credit Bank"), and the Lenders,

                                   WITNESSETH:

         WHEREAS, the Borrower, the Agent, the Letter of Credit Bank and the Lenders have entered into that certain Restated Credit and Security Agreement, dated as of March 27, 1996 (the "Credit Agreement"), pursuant to which the Lenders have made Loans and other financial accommodations available to the Borrower; and

         WHEREAS, the Borrower has advised the Agent that: (i) pursuant to
Section 5.7 of the Credit Agreement, the Borrower desires to sell an outstanding amount not to exceed $16,000,000 (and after December 31, 1996, not to exceed $9,000,000) of its "Receivables" indebtedness owing from Wal-Mart Stores, Inc. arising from the provision of merchandise and goods by the Borrower, (ii) such sale shall be made to Royal Appliance Receivables, Inc., an Ohio corporation and wholly-owned, special purpose corporation of the Borrower, pursuant to that certain Receivables Sale and Contribution Agreement, dated as of October 1, 1996 (the "Sale Agreement"), and (iii) Royal Appliance Receivables, Inc. shall transfer such "Receivables" to Capital U.S.A. Funding, L.P., a Delaware limited partnership (the "Purchaser") pursuant to that certain Receivables Purchase and Servicing Agreement, dated as of October 1, 1996 (the "Receivables Purchase Agreement") or, in the event the Purchaser, in its discretion as permitted by the Receivables Purchase Agreement, declines to purchase any of the "Receivables" offered by the Borrower, to Commerzbank Aktiengesellschaft, New York Branch, as agent for certain banks parties to that certain Standby Receivables Purchase and Servicing Agreement, dated as of October 1, 1996 (the "Standby Receivables Purchase Agreement"), may elect to purchase such Receivables.

         WHEREAS, upon the terms and subject to the conditions as set forth hereinafter the Borrower, the Agent and the Lenders desire to amend the Credit Agreement as set forth herein to accommodate: (i) such sale of Wal-Mart Stores, Inc. Receivables as contemplated by the Sale Agreement, the Receivables Purchase Agreement and the Standby Receivables Purchase Agreement and (ii) the establishment of Royal Appliance Receivables, Inc.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Agent and the Lenders hereby agree as follows:

         SECTION 1. DEFINED TERMS. Unless otherwise specified herein, capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.


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


         SECTION 2. AMENDMENT CREDIT AGREEMENT. The Credit Agreement shall be amended, effective as of the date of this Amendment, as follows:

                  2.1 AMENDMENT TO SECTION 1.1. The definition of "Eligible Accounts" set forth in Section 1.1 of the Credit Agreement is hereby amended by adding new clause (w) thereto as follows:

                  (w)  are Wal-Mart Accounts.

                  2.2 AMENDMENT TO SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions:

                  "CAPITAL USA FUNDING" means Capital USA Funding, L.P., a Delaware limited partnership.

                  "COMMERZBANK" means Commerzbank Aktiengesellschaft, New York Branch.

                  "RECEIVABLES PURCHASE AGREEMENT" means that certain Receivables Purchase and Servicing Agreement, dated as of October 1, 1996, between Royal Appliance Receivables, Inc. and Capital USA.

                  "RECEIVABLES SALE AND CONTRIBUTION AGREEMENT" means that certain Receivables Sale and Contribution Agreement, dated as of October 1, 1996, between the Borrower and Royal Appliance Receivables, Inc.

                  "REVOLVING CREDIT COMMITMENT" means the commitment of each Lender to advance Loans up to the amount as set forth in Amended Annex I.

                  "ROYAL APPLIANCE RECEIVABLES, INC." means Royal Appliance Receivables, Inc., an Ohio corporation and wholly-owned subsidiary of the Borrower established to purchase the Wal-Mart Accounts from the Borrower.

                  "STANDBY RECEIVABLES PURCHASE AGREEMENT" means that certain Standby Receivables Purchase and Servicing Agreement, dated as of October 1, 1996, between Royal Appliance Receivables, Inc. and Commerzbank, as agent for the banks which are from time to time parties thereto.

                  "WAL-MART" means Wal-Mart Stores, Inc., a Delaware corporation.

                  "WAL-MART ACCOUNT" means: (i) indebtedness owing from Wal-Mart arising from the provision of merchandise and goods by the Borrower to Wal-Mart (excluding Wal-Mart Canada Accounts), including the right to payment of any interest or finance charges and other obligations of Wal-Mart with respect thereto, (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment by Wal-Mart, (iii) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment by Wal-Mart, (iv) all collections (I.E., all cash collections and other cash proceeds) and records (I. E., all contracts {I. E., a written agreement or agreements pursuant to which, or under which, Wal-Mart is obligated to pay for merchandise or goods sold to Wal-Mart by the Borrower




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


         from time to time}) and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Borrower, Royal Appliance Receivables, Inc., with respect to Wal-Mart Accounts and Wal-Mart and
         (v) all proceeds of any of the foregoing.

                  "WAL-MART CANADA ACCOUNT" means an indebtedness owing by Wal-Mart or any affiliate thereof located in Canada which is originally invoiced and collected in Canadian Dollars.

                  2.3 AMENDMENT TO ANNEX I. Annex I of the Credit Agreement is hereby deleted in its entirety and Amended Annex I attached hereto is substituted in lieu thereof.

                  2.4 AMENDMENT TO SECTION 4.1. Section 4.1 of the Credit Agreement is hereby amended by adding at the end thereof the following proviso thereto:

                  ; PROVIDED, HOWEVER, that, so long as the Borrower shall be permitted to sell Wal-Mart Accounts to Royal Appliance Receivables, Inc., the Collateral shall not include Wal-Mart Accounts.

                  2.5 AMENDMENT TO SECTION 4.4. Section 4.4 of the Credit Agreement is hereby amended by adding thereto new clause (g) as follows:

                  and (g) all Wal-Mart Accounts consist solely of open accounts, are not evidenced by "chattel paper" within the meaning of the UCC, and are not secured by Wal-Mart or Guaranteed by any Person.

                  2.6 AMENDMENT TO SECTION 4.5. Section 4.5 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                           4.5 TITLE TO COLLATERAL; LIENS; TRANSFERS. Borrower
                  has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all Liens, except for Liens permitted under Section 8.3(d) and the security interest (within the meaning of Section 1309.02(A)(2) of the Ohio Revised Code [9-102(1)(b) of the UCC]) in favor of Royal Appliance Receivables, Inc. in Wal-Mart Accounts permitted in connection with Section 5.8 of this Agreement. Except as permitted by Section 8.3(d) or 8.3(a) of this Agreement, as contemplated by Section 5.8 of this Agreement (with respect to such security interest (within the meaning of Section 1309.02(A)(2) of the Ohio Revised Code) [9-102(1)(a) of the UCC] in Wal-Mart Accounts), or as otherwise provided herein or in any other Loan Document, the Borrower shall not encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of the Collateral.

                  2.7 AMENDMENT TO SECTION 4.6. Clause (e) of Section 4.6 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                           (e) make any other change (other than sales of
                  Inventory in the ordinary course of business and other than sales (I.E., the security interest within the meaning of Section 1309.02(A)(2) of the Ohio Revised Code [9-102(1)(b) of the




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


         UCC]) of Wal-Mart Accounts to the extent permitted by Section 5.8 of this Agreement to Royal Appliance Receivables, Inc.) which might affect the perfection or priority of the Agent's Lien in the Collateral.

                  2.8 AMENDMENT TO SECTION 4.9. The first clause of the first sentence of Section 4.9 of the Credit Agreement is hereby deleted in its entirety and following substituted in lieu thereof:

                  ...During regular business hours and after reasonable notice to the Borrower, the Agent and each of the Lenders (by any of its officers, employees, agents, representatives, or designees, including any Lender) shall have the right to inspect the Borrower's Collateral or the Wal-Mart Accounts and to inspect and audit, all books, records, journals, orders, receipts, or other correspondence related thereto (and to make extracts or copies thereof as the Agent may desire) and to inspect the premises upon which any of the Collateral or any Wal-Mart Account is located for the purpose of verifying the amount, quality, quantity, value, and condition of, or any other matter relating to, the Collateral or Wal-Mart Account;...

                  2.9 AMENDMENT TO SECTION 4.10. Section 4.10 of the Credit Agreement is hereby amended by adding at the end thereof the following sentence thereto:

                  On or before the fifteenth day (15th) day of each calendar month, the Borrower shall deliver to the Agent, in form and substance satisfactory to the Agent, a summary of the sales of Wal-Mart Accounts to Royal Appliance Receivables, Inc. showing the aggregate outstanding face amount of the Receivables sold, the sale price of the Receivables sold, the cash portion of the Sale Price (indicating payment thereof to the Borrower by wire transfer to the Blocked Accounts) and such other information relating to the sales as the Agent may request from time to time.

                  2.10 AMENDMENT TO SECTION 5.8. Section 5.8 of the Credit Agreement is hereby amended by adding at the end thereof the following proviso thereto:

                  ; PROVIDED; HOWEVER, that, in respect of the sale of the Wal-Mart Accounts, the Borrower's ability to sell such Wal-Mart Accounts is conditioned upon continued satisfaction of the following conditions: (i) the Sale Price (as defined in the Sale Agreement) for the sold Wal-Mart Accounts (other than the portion thereof treated as capital contribution) shall be paid by Royal Appliance Receivables, Inc. directly to the Lockbox or Blocked Accounts established pursuant to Section
                  5.2 of this Credit Agreement, (ii) the Sale Price (as defined in Receivables Sale and Contribution Agreement) payable to the Borrower by Royal Appliance Receivables, Inc. shall not be less than the Cash Purchase Price payable to Royal Appliance Receivables, Inc. pursuant to the Receivables Purchase Agreement and the Standby Receivables Purchase Agreement (which provisions shall not be modified without the Agent and the Lenders' written consent) treated as equity or deferred purchase price and such Sale Price shall be immediately paid by Royal Appliances Receivables, Inc., to the Borrower, (iii) any deferred purchase price with respect to Purchased Receivable or Bank Purchased Receivable shall be payable to the Borrower as soon as payable to Royal Appliance Receivables, Inc.




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



                  under the Receivables Purchase Agreement and the Standby Receivables Purchase Agreement, (iv) the sale of Wal-Mart Accounts to Royal Appliance Receivables, Inc. shall be at the sole discretion of the Borrower and (v) without the consent of the Lenders, the Borrower shall not have outstanding in excess of (x) $16,000,000 in sold Wal-Mart Accounts prior to December 31, 1996, and (y) $9,000,000 in sold Wal-Mart Accounts thereafter.

                  2.11 AMENDMENT TO SECTION 7.6. The second sentence of Section
         7.6 of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                           . . . All such assets are free and clear of any
                  mortgage, security interest or other Lien of any kind, other than any Liens in favor of the Lenders, Liens permitted by
                  Section 8.3(d) of this Agreement, and the security interest (within the meaning of Section 1309.02(A)(2) of the Ohio Revised Code [9-102(1)(b) of the UCC]) in favor of Royal Appliance Receivables, Inc. in respect of Wal-Mart Accounts permitted in connection with Section 5.8 of this Agreement.

                  2.12 AMENDMENT OF SECTION 8.3(d). Section 8.3(d) of the Credit Agreement is hereby amended by adding clause (J) thereto as follows:

                           (J) any security interest (within the meaning of
                  Section 1309.02(A)(2) of the Ohio Revised Code [9-102(1)(b) of the UCC]), to the extent permitted and satisfying the condition set forth in Section 5.8 of this Agreement: (x) with respect to the Borrower, in favor of Royal Appliance Receivables, Inc. in respect of Wal-Mart Accounts of the Borrower permitted to be transferred by Section 5.8 of this Agreement and (y) with respect to the Royal Appliance Receivables, Inc., in favor of Capital USA, pursuant to the Receivables Purchase Agreement, or Commerzbank, pursuant to the Standby Receivables Purchase Agreement, as agent for the banks which are parties thereto in respect of Wal-Mart Accounts purchased by Royal Appliance Receivables, Inc. by the Borrower.

                  2.13 AMENDMENT OF SECTION 9. Section 9 of the Credit Agreement is hereby amended by adding Subsection 9.14 thereto as follows:

                           9.14 either: (i) the assertion by the Borrower, Royal
                  Appliance Receivables, Inc., Capital USA or Commerzbank, or a finding by any court, that the security interest under the Receivables Sale and Contribution Agreement constitutes a security interest within the meaning a Section 1309.02(A)(1) of the Ohio Revised Code [9-102(1)(a) of the UCC], (ii) Capital USA or Commerzbank exercise any remedy against the Borrower or Royal Receivables, Inc. other than the liquidation settlement procedures by Capital USA as set forth in Section
                  2.8 of the Receivables Purchase Agreement and by Commerzbank as set forth in Section 2.8 of the Standby Receivables Purchase Agreement, (iii) the Borrower fails at any time to satisfy any of the conditions set forth in the proviso to
                  Section 5.8 of this Credit Agreement or (iv) the Borrower agrees to any modification to the Receivables Sale and Contribution Agreement, the Receivables Purchase
                  Agreement, the Standby Receivables Purchase Agreement or any Related Documents (as defined in the Receivables Purchase Agreement) without ten (10)




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



                  Business Days' prior written notice to the Agent and the written consent of the Agent and the Lenders.

         SECTION 3. WAIVER OF NON-COMPLIANCE WITH CERTAIN PROVISIONS. Subject to the conditions set forth in Section 4 below, the Lenders hereby waive the Borrower's any noncompliance with the provisions of Sections 8.3(f), 8.3(g) or 8.3(h) by reason of (i) the creation or operation of Royal Appliance Receivables, Inc. or (ii) the pledge to the Agent in favor of the Lenders of the capital stock of Royal Appliance Receivables, Inc.

         SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT NO.
1. In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment No. 1 is subject to the conditions precedent that the Agent shall have received the following deliveries or shall have satisfied the following conditions:

                  4.1 SALE TERMS. All Related Documents and all financing statements filed by Royal Appliance Receivables, Inc., the Purchaser and Commerzbank shall be limited to the Wal-Mart Accounts (and shall specifically exclude Wal-Mart Canada Accounts and shall reflect, in the case of the Bank Purchased Receivables (as defined in the Standby Receivables Purchase Agreement) purchased from Royal Appliance Receivables, Inc., Commerzbank as the secured party for the benefit of the Banks.

                  4.2 THIS AMENDMENT NO. 1. The Agent shall have received this Amendment No. 1, executed and delivered by a duly authorized officer of the Borrower.

                  4.3 PLEDGE AGREEMENT. A Pledge Agreement, substantially in the form of EXHIBIT 1 hereto (the "Pledge Agreement"), executed and delivered by an authorized officer of the Borrower in favor of the Agent for the benefit of the Lenders and pledging the capital stock of Royal Appliance Receivables, Inc. owned by the Borrower.

                  4.4 SECURITIZATION DOCUMENTATION. A fully executed copy of each of the Receivables Purchase Agreement, Receivables Sale and Contribution Agreement, Standby Receivables Purchase Agreement and each and every instrument, assignment, financing statement, certificate, opinion and other document delivered in connection with any of the foregoing.

                  4.5 REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. Upon the effectiveness of this Amendment No. 1, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Agent and the Lenders as follows:

                  5.1 THIS AMENDMENT NO. 1. This Amendment No. 1 has been duly and validly executed by an executive officer of the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against Borrower in accordance with its terms.




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




                  5.2 THE PLEDGE AGREEMENT. The Pledge Agreement has been duly and validly executed by an executive officer of the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against Borrower in accordance with its terms.

                  5.3 CREDIT AGREEMENT. The Credit Agreement, as amended by this Amendment No. 1, remains in full force and effect and remains a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Borrower hereby ratifies and confirms the Credit Agreement, as amended by this Amendment No. 1.

                  5.4 NON-WAIVER. The execution, delivery, performance and effectiveness of this Amendment No. 1 shall not operate nor be deemed to be or construed as, a waiver (i) of any right, power or remedy of the Agent or Lenders under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenants contained in the Credit Agreement. Further, none of the provisions of this Amendment No. 1 shall constitute, be deemed to be or construed as a waiver of any default or Event of Default under the Credit Agreement, as amended by this Amendment No. 1.

         SECTION 6.  MISCELLANEOUS.

                  6.1 GOVERNING LAW. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Ohio.

                  6.2 SEVERABILITY. In the event any provision of this Amendment No. 1 should be invalid, the validity of the other provisions hereof and of the Credit Agreement shall not be affected thereby.

                  6.3 COUNTERPARTS. This Amendment No. 1 may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.



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




         IN WITNESS WHEREOF, Royal Appliance Mfg. Co. has caused this Amendment No. 1 to Restated Credit and Security Agreement to be executed and delivered as of the date above written.

                                                     ROYAL APPLIANCE MFG. CO.


                                                     ---------------------------
                                                     By:
                                                         -----------------------
                                                     Its:
                                                         -----------------------

Accepted and Agreed:


NATIONAL CITY COMMERCIAL FINANCE, INC.,
  as Agent

-----------------------------
By:      Lee K. Mosby
Its:     Vice President




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



LENDERS

NATIONAL CITY COMMERCIAL FINANCE, INC.,
  as a Lender

-----------------------------
By:      Lee K. Mosby
Its:     Vice President


THE CIT GROUP BUSINESS CREDIT, INC.,
  as a Lender

-----------------------------
By:      Michael F. Lapresi
Its:     Vice President


CORESTATES BANK, N.A. (as assignee of
Meridian Commercial Finance
Corporation), as a Lender

----------------------------
By:      Christopher J. Calabrese
Its:     Vice President


NATIONAL BANK OF CANADA, a Canadian
  Chartered Bank, as a Lender

-----------------------------
By:      Douglas K. Winget
Its:     Vice President


BTM CAPITAL CORPORATION (as successor by merger to BOT Financial Corporation), as a Lender

-----------------------------
By:      William R. York
Its:     Managing Director




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


LETTER OF CREDIT BANK


NATIONAL CITY BANK

--------------------------
By: Thomas R. Poe
Its: Senior Vice President





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



                                 Amended Annex I

       RESTATED CREDIT AND SECURITY AGREEMENT, DATED AS OF MARCH 27, 1996,
        AMONG ROYAL APPLIANCE MFG. CO., THE AGENT, LETTER OF CREDIT BANK
             AND THE LENDERS, AS AMENDED BY AMENDMENT NO. 1 THERETO


                   COMMITMENTS AND PERCENTAGES OF THE LENDERS




                                                                                         Ratable
                                                            Revolving Credit             Portion
Name Of Lender                                                 Commitment              (Percentage)
==============                                                 ==========              ===========

National City Commercial Finance, Inc.                         $15,000,000                30%
The CIT Group Business Credit, Inc.                             $9,500,000                19%
CoreStates Bank                                                 $9,000,000                18%
National Bank of Canada, a Canadian Chartered Bank              $8,500,000                17%
BTM Capital                                                     $8,000,000                16%
TOTAL REVOLVING CREDIT COMMITMENT                              $50,000,000               100%
---------------------------------


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